                                                                     EXHIBIT 4.1


NUMBER                                                          SHARES
                                  [HRI LOGO]

                         HEALTHCARE RECOVERIES, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK                                                  SEE REVERSE FOR
                                                           CERTAIN DEFINITIONS

                                                        CUSIP 42220K 10 1

THIS CERTIFIES THAT



is the owner of

          FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.001 PER SHARE, OF HEALTHCARE RECOVERIES, INC.

                             CERTIFICATE OF STOCK

transferable on the book of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

        /s/                                     /s/

                        SECRETARY                       CHAIRMAN AND CHIEF
                                                        EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
     NATIONAL CITY BANK
CORPORATE TRUST ADMINISTRATION   TRANSFER AGENT
     P.O. BOX 94915               AND REGISTRAR
  CLEVELAND, OH 44101-4915
                            AUTHORIZED SIGNATURE